                                                                     Exhibit 31

                    CERTIFICATION PURSUANT TO SECTION 302 OF
                         THE SARBANES-OXLEY ACT OF 2002

I, David L. Derfelt, certify that:

1.    I have  reviewed  this  annual  report  on  Form  10-K,  and  all  reports on Form  8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual  report of Navistar
      Financial 2004-B Owner Trust;

2.    Based on my knowledge, the information in these reports, taken as a whole, does not contain  any  untrue  statement  of  a  material  fact or omit to state a material  fact necessary to make the  statements  made,  in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.    Based on my  knowledge, the distribution or servicing information required to be provided to the trustee by the Servicer under the pooling and servicing agreement, for inclusion in these reports, is included in these reports;

4.    Based on my knowledge and  upon the annual  compliance  statement included in  the  report  and  required  to  be  delivered  to  the  trustee  in accordance  with the terms of the pooling  and  servicing  agreement,  and except  as  disclosed  in  the  reports,  the  Servicer  has fulfilled its obligations under that agreement; and

5.    The reports  disclose  all  instances of  material non-compliance relating
      to  the  Servicer's  compliance  with  the  minimum   servicing  standards
      based  upon  the report provided  by  an  independent  public  accountant,
      after  conducting  a  review  in  compliance  with   the  Uniform   Single
      Attestation  Program  for  Mortgage  Bankers or similar procedure, as  set forth  in  the Pooling  and Servicing Agreement, that is included in these reports.

6.    In  giving   the  certifications  above,  I  have  reasonably   relied  on
      information  provided  to  me  by  the  following   unaffiliated  parties:
      Owner Trustee.

      Date: January 26, 2009               By:/s/ DAVID L. DERFELT
                                                  David L. Derfelt
                                                  V.P., and Controller
                                                 (Principal Accounting Officer)